**Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit.

Exhibit 1.1

[•] Shares

MULTISENSOR AI HOLDINGS, INC.

COMMON STOCK

PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

[•], 2024

[•], 2024

Roth Capital Partners, LLC

As the Representative of the Several

Underwriters Named on Schedule I hereto

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

MultiSensor AI Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement with Roth Capital Partners, LLC (“Roth”) and each of the other underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom Roth is acting as the representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) set forth in Schedule I hereto (the “Firm Shares”), and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the over-allotment option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock (the “Option Shares”), solely to cover such over-allotment, if and to the extent the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after this underwriting agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-280016) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) covering the public offering and sale of the Shares, and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post-effective amendments), has been declared effective by the Commission. The registration statement, together with any amendments thereto at the time of effectiveness thereof (the “Effective Time”), including the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness, and the documents and information otherwise deemed to be a part thereof or included therein pursuant to the Securities Act at the Effective Time or thereafter during the period of effectiveness, is hereinafter referred to as the “Registration Statement.” If the Company files one or more registration statements pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”) that relates to the Registration Statement, then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company shall file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus relating to the offering and issuance of the Shares. The final prospectus as filed with the Commission is hereinafter called the “Final Prospectus.” The term “Preliminary Prospectus” means any preliminary prospectus used or filed with the Commission pursuant to Rule 424 of the Securities Act, in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares. The Final Prospectus and any Preliminary Prospectus in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Prospectus.” References made herein to any Preliminary Prospectus or to the Prospectus (or any amendment or supplement thereto) shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), that are incorporated by reference therein. The term “Effective Date” shall mean each date that the Registration Statement (and any post-effective amendment) became or becomes effective.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents and pricing information referred to in Schedule II hereto, considered together as of 5:30 a.m. on the date hereof, as of the Closing Date, and as of each Option Closing Date, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, at each time of effectiveness, as of the Closing Date (as defined below), and as of each Option Closing Date (as defined below), if any, as follows (except where a representation or warranty speaks as of a different date as indicated below):

(a)            Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Commission has not notified the Company of any objection to us ethe form of Registration Statement or any post-effective amendment thereto.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus delivered by the Company to the Underwriters for use in connection with this offering and the Prospectus was or shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the Exchange Act.

(b)            No Material Misstatements or Omissions. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, as of the date of such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus, as of its date, and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, and as of the Closing Date and each Option Closing Date (as defined in Section 2), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(c)            Issuer Free Writing Prospectuses. The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. No Issuer Free Writing Prospectus conflicts with or shall conflict with the information contained in the Registration Statement or Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, and includes or shall include any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used herein, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), including without limitation any free writing prospectus relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of the issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping, or other requirements.

(d)            Testing-the-Waters Communications. Except as approved in writing by the Representative, the Company has not alone engaged in any Testing-the-Waters Communication, and has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the offer and sale of the Shares shall not, include any information that conflicted, conflicts or shall conflict with the information contained in the Registration Statement, the Time-of-Sale Disclosure Package and the Final Prospectus.

(e)            Company Not Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405, and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this Agreement, will comply as of the date of such filing, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and shall not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(f)            Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act.

(g)            Independent Accountants. Deloitte & Touche LLP (the “Auditors”), which has certified certain financial statements of the Company, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board.

(h)            Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Prospectus, and the Time of Sale Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments. The supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein in accordance with U.S. GAAP. The selected financial data and the summary financial information included in the Registration Statement, the Prospectus, and the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, or the Prospectus under the Securities Act. All disclosures contained or incorporated by reference therein regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(i)            Pro Forma Financial Information. The pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statements amounts in the pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the application requirements of Regulation S-X under the Exchange Act. No other pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the rules and regulations thereunder to be included in the Registration Statement, Time of Sale Prospectus or the Prospectus.

(j)            Accounting and Disclosure Controls. Except as described in the Registration Statement and Prospectus, the Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and Prospectus fairly presents the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no (A) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer, or persons performing similar functions, to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(k)            Good Standing. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected have a material adverse effect on the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(l)            No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including information incorporated by reference therein), (i) the Company and its subsidiaries have not incurred any material liability, commitment or obligation, direct or contingent, (ii) the Company has not entered into any transaction with any “related person” that would require disclosure pursuant to Item 404 of Regulation S-K promulgated by the Commission, (iii) the Company has not purchased any of its Common Stock or other Securities (as defined in Section 2) or entered into any agreement or arrangement providing for the purchase of any of its Common Stock or other Securities, (iv) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its Common Stock or other Securities, (v) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (vi) there has not been any material change in the capital stock or indebtedness of the Company and its subsidiaries, and (vii) there has not been the occurrence of any Material Adverse Effect. No supplier, customer, distributor, licensee, or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease could not reasonably be expected to result in a Material Adverse Effect.

(m)            Capitalization. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained under the headings “Capitalization” and “Description of Capital Stock” in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus as of the dates set forth therein. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(n)            Subsidiaries. Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate or other organizational power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims.

(o)            Corporate Approvals. All corporate action required to be taken by the Company’s Board of Directors and stockholders to authorize the Company to enter into this Agreement and the transactions contemplated hereby has been taken or shall be taken prior to the Closing Date and each Option Closing Date, as applicable. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing Date and each Option Closing Date, as applicable, and the issuance and delivery of the Shares has been taken or shall be taken prior to the Closing Date and each Option Closing Date, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of applicable equitable remedies, or (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities law.

(p)            Absence of Violations, Defaults, and Conflicts. Neither the Company nor its subsidiaries is (i) in violation of its respective charter or bylaws (or equivalent organizational documents), (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, mortgage, deed of trust, lease, loan or credit agreement, note, or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except to the extent that such default would not reasonably be expected to have a Material Adverse Effect or (iii) in material violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.

(q)            Non-Contravention; Absence of Further Requirements. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement shall not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any arbitrator, court, governmental body, regulatory body, administrative agency, or other authority, body, or agency having jurisdiction over the Company or any of its properties, assets, or operations (each, a “Governmental Entity”) having jurisdiction over the Company or any subsidiary. No consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the necessary filings and approvals from the Nasdaq Capital Market to list the Shares, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(r)            Authorized Underwriters. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the issuance and sale of the Shares and the other transactions contemplated by this Agreement.

(s)            No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been validly waived in connection with the issuance and sale of the Shares contemplated hereby. Except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there are no persons with registration rights or similar rights to have any Securities registered by the Company or any of its subsidiaries under the Securities Act.

(t)            Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on, or impede, the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated by the Time of Sale Prospectus or this Agreement, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus.

(u)            Investment Company Act. The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Prospectus shall not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)            Environmental Laws. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(w)            Foreign Corrupt Practices Act. (i) Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company, nor, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or shall take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom, and maintains policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable or anti-corruption laws.

(x)            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)            OFAC. To the Company’s knowledge none of the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any other employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority in the U.S. (collectively, “Sanctions”); nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other covered person of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria). Neither the Company nor any of its subsidiaries shall, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (B) in any other manner that shall result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company and its subsidiaries have not, during the past five years, knowingly engaged in, are not now knowingly engaged in, and shall not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)            Lending Relationship. The Company does not (i) have any material lending or other relationship with any bank or lending affiliate of any Underwriter, and (ii) intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(aa)      Real Property. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(bb)      Intellectual Property. The Company and its subsidiaries own or possess all right, title, and interest in, or otherwise have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, including applications for any of the foregoing, and other intellectual property rights (collectively, “Intellectual Property”) that is necessary for, used or held for us in, or otherwise exploited in connection with, the conduct of the business now operated by them, and to the Company’s knowledge, neither the Company nor any of its subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that would reasonably be expected to result in a Material Adverse Effect if such asserted infringement or conflict were to be determined adversely against the Company. Except as disclosed in the Registration Statement and Time of Sale Prospectus, (i) no action, suit, claim, or other proceeding is pending or, to the Company’s knowledge, threatened alleging that the Company is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party in any respect, (ii) no third party is infringing, misappropriating, diluting, or otherwise violating the Company’s Intellectual Property in any respect, (iii) no action, suit claim, or other proceeding is pending or, to the Company’s knowledge, threatened challenging the validity, enforceability, scope, registration, ownership, or use of any of the Company’s Intellectual Property that is necessary to its business, (iv) the Company is in compliance with the U.S. Patent and Trademark Office’s duty of candor and disclosure for patent applications within the Company’s Intellectual Property filed in the United States and has made no material misrepresentation in connection with such patent applications, and (v) the Company has taken reasonable measures to protect, maintain, and safeguard its Intellectual Property, including through the execution of appropriate nondisclosure and confidentiality agreements.

(cc)      Intellectual Property Licenses. All licenses for the use of the Intellectual Property described in the Registration Statement and Time of Sale Prospectus are valid, binding upon, and enforceable by or against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with the terms of each such license, except as may be limited by bankruptcy, insolvency, or other similar laws. The Company has complied with, is not in breach of, and has not received any written asserted or threated claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license.

(dd)      Open-Source Software. (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee)      Data Privacy and Cyber Security. (i) The Company and each of its subsidiaries have complied, and are presently in compliance with, all internal and external privacy policies and contractual obligations, contractually mandated industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any Governmental Entity, and any other legal obligation, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential, or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) ii) the Company and its subsidiaries have not received any notification of or complaint regarding and is unaware of any other facts that, singly or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; (iii) there is no action, suit, proceeding, investigation or enforcement action by or before any Governmental Entity pending or threatened alleging non-compliance with any Data Security Obligation; (iv) each of the Company and its subsidiaries, as applicable, has provided notice of its privacy policy on its website, which policy contains accurate notice of its then-current privacy practices relating to its subject matter in all material respect and such privacy policies do not contain any material omissions of the Company’s or its subsidiaries’, as applicable, current privacy practices; and (v) except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Data Security Obligation.

(ff)      IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its subsidiaries have taken, in all material respects, technical and organizational measures necessary to protect the IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”) and to maintain the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with the operation of the Company or its subsidiaries. Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(gg)      Absence of Labor Dispute. There is (i) no unfair labor practice complaint pending against the Company, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it, and (ii) no labor disturbance by the employees of the Company, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(hh)      Insurance. The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied in the prior two years.

(ii)            Possession of Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations, licenses, approvals, and permits issued by the appropriate Governmental Entities necessary to conduct their respective businesses (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(jj)      ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (iii) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (v) neither the Company nor any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company, or any member of its “Controlled Group” has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

(kk)      Exempt Offerings. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ll)      Payment of Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have, a Material Adverse Effect. The charges, accruals, and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(mm)      Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”). Except as approved in writing by the Representative, no Marketing Materials have been provided to investors or prospective investors.

(nn)      Accuracy of Exhibits. There is no contract or document required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or in the Final Prospectus or to be incorporated by reference into or filed as an exhibit to the Registration Statements which is not so described, incorporated by reference or filed therein as required; and all descriptions of any such contracts or documents contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, no such contract has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

(oo)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus and which is not so described. All transactions by the Company with officers, directors or control persons of the Company have been duly approved by the Board of Directors of the Company, or duly appointed committees thereof, if and to the extent required under applicable law.

(pp)      Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Final Prospectus or the Marketing Materials.

(qq)      Statistical and Market-Related Data. All statistical, industry, or market-related data included in the Registration Statement, the Time of Sale Prospectus, and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(rr)      Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)      Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(tt)      No Nasdaq Deficiencies. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Capital Market. There is no action pending by the Company or the Nasdaq Capital Market to delist the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing. When issued, the Shares shall be listed on the Nasdaq Capital Market. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to ensure that it shall be in compliance with all applicable corporate governance requirements of the Nasdaq Capital Market.

(uu)      No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(vv)      No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter.

(ww)      Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xx)            No FINRA Affiliations. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company shall advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

2.            Purchase and Sale of Shares.

(a)            Firm Shares. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein stated, agrees, severally and not jointly, to purchase from the Company at $[•] per share (the “Purchase Price”) the respective number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

(b)            Option Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company shall sell to the Underwriters the Option Shares, and the Underwriters shall have the right to purchase from the Company, severally and not jointly, up to [•] Option Shares at the Purchase Price. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company (the “Option Notice”) not later than 45 days after the date of this Agreement. The Option Notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than three business days after the date of such notice. On each day, if any, that Option Shares are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)            Restriction on Sales of Securities. The Company hereby agrees that it shall not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), without the prior written consent of the Representative (which consent may be withheld in its sole discretion) (i) directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option for the sale, grant any security interest in, pledge, hypothecate or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to delivery of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock (“Securities”), in cash settlement or otherwise, by the Company or any affiliate of the Company (or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”), (ii) without limiting the restrictions set forth in clause (i), engage in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Common Stock or other Securities during the Restricted Period, even if such shares of Common Stock or other Securities would be disposed of by a person or entity other than the Company, or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or other Securities, except for a registration statement on Form S-8 relating to the registration of shares of Common Stock issuable pursuant to the Company’s equity incentive plans described in the Time of Sale Prospectus and in effect on the date of this Agreement.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance of Common Stock or other Securities upon the exercise of any equity awards issued pursuant to the Company’s equity incentive plans described in the Time of Sale Prospectus and in effect on the date of this Agreement, or the exercise of warrants, or upon the conversion of convertible securities issued by the Company that are outstanding on the date hereof, provided that, unless otherwise agreed in writing by the Representative, prior to the issuance of Common Stock or other Securities upon the exercise of such equity awards, or upon the exercise of such warrants, or upon the conversion of such convertible securities pursuant to this clause (ii), each recipient of Common Stock or other Securities shall have signed and delivered a lock-up agreement substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”); (iii) the grant of any equity awards by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to equity incentive plans described in the Time of Sale Prospectus and in effect on the date of this Agreement; or (iv) the filing by the Company of a registration statement on Form S-8 with the Commission in respect of any shares of Common Stock or other Securities issued under an equity incentive plan described in the Time of Sale Prospectus and in effect on the date hereof

3.            Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that Shares are to be offered to the public initially at $[•] per share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of $[•] per share under the Public Offering Price.

4.            Payment and Delivery.

(a)            The Firm Shares. The Firm Shares will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 9:00 a.m. New York City time, on [•], 2024, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares, is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters, and (ii) any withholding required by law.

(b)            The Option Shares. Payment of the Purchase Price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares.

(c)            Delivery of Shares to Representative. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.            Conditions to the Underwriters’ Obligations. The obligations of the Company to issue and sell the Shares to the Underwriters and the several Underwriters to purchase and pay for the Shares on the Closing Date and any Option Closing Date are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, is effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Company and Stradling (as defined below).

(b)            No Material Adverse Changes. Subsequent to the execution and delivery of this Agreement, and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that is material and adverse and that makes it impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)            No Misstatements. The Representative shall not have determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)            Officers’ Certificate. The Underwriters shall have received on the Closing Date a certificate, dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that (i) there has been no material adverse changes to the business as set forth in Section 5(b) above, (ii) that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date, (iii) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)            CFO Certificate. At the time of execution of this Agreement and on the Closing Dat, the Representative shall have received from the Company’s Chief Financial Officer a certificate, dated as of such date, in form and substance satisfactory to the Representative, containing representations with respect to certain financial and accounting information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus.

(f)            Opinion of Counsel For Company. The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of ArentFox Schiff LLP (“AFS”), counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the Representative.

(g)            Opinion of Counsel For Underwriters. The Underwriters shall have received on the Closing Date an opinion of Stradling Yocca Carlson & Rauth LLP (“Stradling”), counsel for the Underwriters, dated as of the Closing Date, in form and substance satisfactory to the Representative and Stradling.

(h)            Auditors’ Comfort Letter. The Underwriters shall have received, on each of the date of this Agreement and the Closing Date, a letter dated as of the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the Auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)            Nasdaq Listing of Option Shares. The Company shall have filed a listing application for the Shares on the Nasdaq Capital Market.

(j)            Lock-Up Agreements. The lock-up agreements, each substantially in the form of Exhibit A hereto, between you and each of the persons listed on Schedule IV hereto, relating to Dispositions of shares of Common Stock and other Securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k)            Miscellaneous Matters. Such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares to be sold on the Closing Date, and other matters related to the issuance of the Shares shall have been furnished to you.

(l)            Conditions to Purchase of Option Shares. The several obligations of the Underwriters to purchase the Option Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)            a certificate, dated as of the Option Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(d) hereof remains true and correct as of such Option Closing Date;

(ii)            a certificate, dated as of the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(e) hereof remains true and correct as of such Option Closing Date;

(iii)            an opinion and a negative assurance letter of AFS, counsel for the Company, dated as of the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(iv)            an opinion of Stradling, counsel for the Underwriters, dated as of the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(v)            a letter dated as of the Option Closing Date, in form and substance satisfactory to the Underwriters, from the Auditors, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi)            such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 7, Section 9, and Section 11 shall survive any such termination and remain in full force and effect.

6.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company shall prepare the Final Prospectus in a form approved by the Representative and timely file such Final Prospectus pursuant to Rule 424(b) under the Securities Act.

(b)            Delivery of Prospectuses.

(i)            During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Prospectus or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(ii)            The Company shall furnish to the Representative on the business day next succeeding the date of this Agreement and during the periods disclosed in this Section 6, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(iii)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representative a copy of each such proposed amendment or supplement and to not file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus (including the Prospectus) required to be filed pursuant to such Rule.

(iv)            The Company shall furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(v)            The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(vi)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters, it is necessary or appropriate to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary or appropriate to amend or supplement the Time of Sale Prospectus to comply with applicable law, then the Company shall, at its own expense, immediately prepare, file with the Commission and furnish to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented shall not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, shall no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, shall comply with applicable law.

(vii)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act, then the Company shall, at its own expense, immediately prepare, file with the Commission and furnish to the Underwriters and to any dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented shall not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, shall comply with the Securities Act.

(c)            Blue Sky Qualifications. The Company shall qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions to the extent required by applicable law.

(d)            Rule 158. The Company shall timely file such reports pursuant to the Exchange Act as are necessary to make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(e)            Delivery of Information. The Company shall furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(f)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus under the heading “Use of Proceeds.”

(g)            Absence of Manipulation. During the Prospectus Delivery Period, the Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(h)            Listing. The Company shall use its best efforts to maintain the listing of the Common Stock (including without limitation the Shares) on the Nasdaq Capital Market.

(i)            Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an emerging growth company at any time prior to the later of the (i) completion of the distribution of the Shares within the meaning of the Securities Act, and (ii) completion of the Restricted Period.

7.            Expenses. Except as specifically described in this Section 7, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the negotiation and preparation of this Agreement, the offer and sale of the Shares pursuant to this Agreement, and the performance of its obligations under this Agreement, including: the fees and expenses of the Company incurred in connection with the registration, offer, sale, issuance and delivery of the Shares under the Securities Act, including the fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and any amendments and supplements to any of the foregoing, and all costs associated with printing, mailing and delivering any of the foregoing, all costs and expenses related to the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, the cost of preparing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, all costs and expenses incident to listing the Shares on the Nasdaq Capital Market, the cost of printing stock certificates representing the Shares, if applicable, the costs and charges of any transfer agent, registrar or depositary, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, the production of the road show, fees and expenses of any consultants engaged in connection with the road show, and travel and lodging expenses of officers, employees and consultants of the Company, to the extent applicable; the payment for or reimbursement of the costs and expenses of the Underwriters incurred in connection with any of the foregoing including, without limitation, (A) the fees and disbursements of counsel for the Underwriters, and (B) the travel and lodging expenses associated with the road show undertaken in connection with the marketing of the offering of the Shares; provided that the aggregate amount of out-of-pocket costs and expenses required to be paid or reimbursed by the Company pursuant to clause (iii) and this clause (viii) shall not exceed $100,000 in the aggregate.

8.            Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.            Indemnity and Contribution.

(a)            The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 9(f).

(b)            Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Prospectus, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 9(e), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 9, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Sharesor (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)            The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 9 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)            For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

10.            Termination.

(a)            The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market, or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7 and Section 9 hereof shall at all times be effective and shall survive such termination.

(b)            If the Representative elects to terminate this Agreement as provided in this Section, the Company and the other Underwriters shall be notified promptly by the Representative by telephone, confirmed by letter.

11.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters and the Company contained in Sections 7 and 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

12.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of 10% of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than 10% of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than 10% of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply, in all material respects, with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations, in all material respects, under this Agreement, the Company shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to itself, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 9. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriters.

14.            Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offer and sale of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

15.            Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.            No Advisory or Fiduciary Relationship. The Company acknowledges that in connection with the offer of the Shares: (a) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements by and among the Company and the Underwriters (to the extent not superseded by this Agreement), and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer and sale of the Shares.

17.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

19.            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.            Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

21.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, Attention: Managing Director, with a copy (which copy shall not constitute notice hereunder) to Stradling Yocca Carlson & Rauth LLP, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, Attention: Amanda McFall; and, if to the Company shall be delivered, mailed or sent to MultiSensor AI Holdings, Inc., 2105 West Cardinal Drive, Beaumont, Texas 77705, Attention: Chief Financial Officer, with a copy (which copy shall not constitute notice hereunder) to ArentFox Schiff LLP, 1717 K Street, NW, Washington, DC 20006, Attention: Ralph V. De Martino.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Very truly yours, MULTISENSOR AI HOLDINGS, INC.

By:
Name: Gary Strahan
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Roth Capital Partners, LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Roth Capital Partners, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

**Intentionally omitted

SCHEDULE II

Time of Sale Prospectus

**Intentionally omitted

SCHEDULE III

Free Writing Prospectuses

**Intentionally omitted

SCHEDULE IV

List of Persons and Entities Subject to Lock-Up

**Intentionally omitted

EXHIBIT A

Form of Lock-Up Agreement

[•], 2024

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MultiSensor AI Holdings, Inc., a Delaware corporation (the “Company”), relating to a proposed offering of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned shall not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 90 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, pledge, hypothecate, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission, securities which may be issued upon exercise of stock options or warrants, settlement of restricted stock units, or conversion of shares of preferred stock or convertible notes), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into, or exercisable or exchangeable for, shares of Common Stock, or (4) publicly announce an intention to effect any transaction specified in clauses (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily during the Lock-up Period in connection with such transfer, (ii) if the undersigned is a natural person, by will or intestate succession upon the death of the undersigned, or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, in each case, that (x) the transferee shall be bound in writing by the restrictions set forth herein, and (y) any such transfer shall not involve a disposition for value, (b) the acquisition or exercise of any stock option, and the acquisition or settlement of any restricted stock unit, issued pursuant to a Plan described in the Final Prospectus, provided, that the restrictions set forth herein shall apply to any shares of Common Stock issued upon such exercise or settlement, or (c) the purchase or sale of the Company’s securities pursuant to any Plan, provided that (i) no sales of the undersigned’s Common Stock or other securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (ii) such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective prior to [•], 2024, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of any court of the State of California for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, and the Prospectus (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Nothing in this agreement shall constitute an obligation to purchase shares of Common Stock of the Company. Any Offering shall only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

The undersigned acknowledges that the Representative shall rely on the representations and agreements of the undersigned contained in this agreement in connection with entering into the Underwriting Agreement and performing the obligations of the Representative thereunder.

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Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)s